Exhibit 10.1

NINETEENTH AMENDMENT TO LOAN DOCUMENTS

BUILD-A-BEAR WORKSHOP, INC. (“BABWI”), successor by merger to BUILD-A-BEAR WORKSHOP, LLC, BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC. (“BABWF”), BUILD-A-BEAR ENTERTAINMENT, LLC (“BABE”), BUILD-A-BEAR RETAIL MANAGEMENT, INC. (“BABRM”), BUILD-A-BEAR CARD SERVICES, LLC (“BABCS”), jointly and severally (individually and collectively, the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION ("Lender"), hereby agree as follows effective as of April 16, 2019 (the "Effective Date"):

1.	Recitals.

1.1

Lender and Borrower entered into a Fourth Amended and Restated Loan Agreement dated as of August 11, 2008 with respect to a revolving credit facility extended to Borrower by Lender (the “Fourth Amended Loan Agreement”) and Borrower delivered to Lender in connection therewith the Fourth Amended and Restated Revolving Credit Note (the “Fourth Amended Revolving Note”).

1.2

Lender and Borrower amended the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to the Seventh Amendment to Loan Documents effective as of October 28, 2009, the Eighth Amendment to Loan Documents effective as of December 31, 2010, the Ninth Amendment to Loan Documents effective as of December 30, 2011, the Tenth Amendment to Loan Documents effective as of June 30, 2012, the Eleventh Amendment to Loan Documents effective as of December 21, 2012, the Twelfth Amendment to Loan Documents effective as of February 13, 2013, the Thirteenth Amendment to Loan Documents effective as of April 30, 2013, the Fourteenth Amendment to Loan Documents effective as of January 22, 2014, the Fifteenth Amendment to Loan Documents effective as of December 31, 2014, the Joinder and Sixteenth Amendment to Loan Documents dated April 25, 2016, the Seventeenth Amendment to Loan Documents effective as of May 4, 2017, and the Eighteenth Amendment to Loan Documents effective as of December 14, 2018.

1.3	Lender and Borrower have agreed to further amend the Loan Documents pursuant to the terms of this Nineteenth Amendment to Loan Documents (this “Amendment”).

1.4	Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Fourth Amended Loan Agreement or, if not defined therein, in the Fourth Amended Revolving Note.

2.	Amendments.

2.1	Section 6.4 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following:

“6.4 Minimum EBITDA. Permit EBITDA to be less than $5,200,000 for the fiscal quarter ending on or about April 30, 2019, $9,900,000 for the two (2) fiscal quarter period ending on or about July 31, 2019, or $6,600,000 for the three (3) fiscal quarter period ending on or about October 31, 2019.”

2.2	Section 6.5 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following:

“6.5     Funded Debt Ratio. Permit the ratio of: (i) Funded Debt as of each fiscal quarter-end to (ii) EBTIDA calculated on a rolling historical 12-month basis plus the applicable Funded Debt Ratio EBITDA Adjustment, if any, all for Borrower on a consolidated basis, to be greater than 1.50 to 1.00. The term “Funded Debt Ratio EBITDA Adjustment” shall mean $10,800,000 for the four fiscal quarters ending February 2, 2019, $10,000,000 for the four fiscal quarters ending on or about April 30, 2019, $9,000,000 for the four fiscal quarters ending on or about July 31, 2019, or $8,000,000 for the four fiscal quarters ending on or about October 31, 2019.”

2.3

Section 6.6 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following, effective immediately prior to the fiscal quarter-ended February 2, 2019 (notwithstanding the Effective Date stated herein):

“6.6     Fixed Charge Coverage Ratio. Commencing with the fiscal quarter ending on or about January 31, 2020 and continuing thereafter, permit the ratio of: (A) the sum of (i) net income, depreciation, amortization, interest expense, income taxes, and operating lease payments, minus the sum of (ii) cash actually expended for taxes and dividends, and maintenance capital expenditures equal to $8,000,000, to (B) the sum of scheduled principal payments on Indebtedness including capitalized lease payments, plus cash actually expended for interest and operating lease payments, all for Borrower on a consolidated basis, to be less than 1.20 to 1.00 as of each fiscal quarter-end, on a rolling historical 12-month basis.”

2.4	Section 6.7 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following:

“6.7     Dividends.   Declare or pay any dividends of any kind (other than dividends payable solely in shares of its equity interests) unless the Payment Conditions are satisfied.”

2.5	Section 6.8 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following:

“6.8     Redemptions.   Purchase, retire, redeem or otherwise acquire for value, directly or indirectly, any shares of its equity interests now or hereafter outstanding unless the Payment Conditions are satisfied.”

2.6	Article 6 of the Fourth Amended Loan Agreement is hereby amended to add the following as Section 6.15:

“6.15     Minimum Liquidity.

6.15.1      Permit Borrower’s cash and cash equivalents balance to be less than $10,000,0000 on the last day of the fiscal quarters ending on or about April 30, 2019 and July 31, 2019.

6.15.2     Fail to reduce the outstanding principal balance of the Revolving Credit Loan to $0 on the last day of the fiscal quarters ending on or about April 30, 2019 and July 31, 2019.

6.15.3     Fail to achieve Liquidity of at least $16,000,000 on the last day of the fiscal quarter ending on or about October 31, 2019. As used herein, the term “Liquidity” shall mean Borrower’s cash and cash equivalents balance plus the maximum amount available to be drawn under the Revolving Credit Loan on the quarter-end testing date without violating Section 6.5 (Funded Debt Ratio).”

2.7	Article 13 of the Fourth Amended Loan Agreement is hereby amended to add the following as Section 13.54:

“13.54     “Payment Conditions” will mean the following with respect to each payment proposed to be made on account of a dividend, or the purchase, retirement, redemption or other acquisition for value of an equity interest in Borrower: (a) the outstanding principal balance of the Revolving Credit Loan is $0 prior to and after giving effect to such payment; (b) Borrower’s cash and cash equivalents balance is not less than $10,000,000 prior to and after giving effect to such payment; (c) the aggregate amount of all such payments during a fiscal year does not exceed $1,000,000 unless Lender in its sole discretion provides prior written consent to a higher amount; and (d) no Event of Default or Default exists or will exist as a result of any such payment.”

3.	General.

3.1

On the Effective Date, Borrower will pay to Lender an amendment fee in the amount of $75,000, which shall be fully-earned upon payment and not subject to proration, rebate or refund for any reason. Such fee may be charged to Borrower by Lender as a Revolving Credit Loan or to any account of Borrower with Lender.

3.2

Borrower acknowledges that Lender is entitled obtain an appraisal of and title update with respect to Borrower’s facility located in Groveport, Ohio and will cooperate with Lender and its appraiser in connection therewith. Lender will pay for the cost of such appraisal and title update notwithstanding the terms of the Loan Documents to the contrary.

3.3

The closing of this Amendment shall be subject to delivery by Borrower to Lender of a certificate of the secretary of each Borrower, certifying to the incumbency and signature of each officer authorized to sign this Amendment.

3.4

Except as expressly modified herein, the Loan Documents, as amended, are and remain in full force and effect. Nothing contained herein will be construed as waiving any Default or Event of Default under the Loan Documents or will affect or impair any right, power or remedy of Lender under or with respect to the Loan Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Obligations.

3.5

Borrower represents and warrants to Lender that: (a) this Amendment and the documents to be executed by Borrower in connection with this Amendment have been duly authorized, executed and delivered by Borrower; (b) each has full power and authority to enter into this Amendment; (c) this Amendment and the documents executed by Borrower in connection with this Amendment constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity); and (d) no Default or Event of Default exists. The representations and warranties of Borrower contained in the Loan Documents are deemed to have been made again on and as of the date of execution of this Amendment, except to the extent that such representations and warranties were expressly limited to an earlier date.

3.6

Borrower releases Lender from any and all claims, setoffs, actions or causes of actions that arise out of any transaction, event, or circumstance, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date pursuant to or by virtue of any of the terms of the Loan Documents.

3.7	All representations and warranties made by Borrower herein will survive the execution and delivery of this Amendment.

3.8	This Amendment will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

3.9	Notwithstanding the terms of the Loan Documents to the contrary, Lender’s legal fees and expenses incurred in connection with closing this Amendment will be paid by Lender.

3.10	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

3.11	A copy of this Amendment may be attached to the Fourth Amended Revolving Note as an allonge. This Amendment is a “Loan Document” as defined in the Fourth Amended Loan Agreement.

3.12

This Amendment and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified or terminated except by a writing signed by the party to be charged therewith.

3.13	Borrower agrees to execute such other instruments and documents and provide Lender with such further assurances as Lender may reasonably request to more fully carry out the intent of this Amendment.

3.14

This Amendment may be executed in a number of identical counterparts. If so, each such counterpart shall collectively constitute one agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

3.15	No provision of this Amendment is intended or shall be construed to be for the benefit of any third party.

3.16

BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION RELATING TO THIS INSTRUMENT AND TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

SIGNATURE PAGES FOLLOW

SIGNATURE PAGE TO

NINETEENTH AMENDMENT TO LOAN DOCUMENTS

U.S. BANK NATIONAL ASSOCIATION
Lender

By: /s/ Ryan Reckman
Print Name: Ryan Reckman Title: Vice President

SIGNATURE PAGE TO

NINETEENTH AMENDMENT TO LOAN DOCUMENTS

BUILD-A-BEAR WORKSHOP, INC., BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC., BUILD-A-BEAR RETAIL MANAGEMENT, INC.
Borrowers

By: /s/ Voin Todorovic
Print Name:Voin Todorovic
Title:Chief Financial Officer

BUILD-A-BEAR ENTERTAINMENT, LLC,
By: Build-A-Bear Retail Management, Inc., Sole Member Borrower

By: /s/ Voin Todorovic
Print Name: Voin Todorovic
Title: Chief Financial Officer

BUILD-A-BEAR CARD SERVICES, LLC,
By: Build-A-Bear Workshop, Inc., Sole Member Borrower

By: /s/ Voin Todorovic
Print Name: Voin Todorovic
Title: Chief Financial Officer